Exhibit 4

 8 December 2017  The UBS Valuation Report  NXP Semiconductors N.V.

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 Basis of preparation and sources of information      Preparation  The UBS Valuation Report, dated as of 8 December 2017 and delivered to Elliott on 10 December 2017, has undergone all internal reviews by UBS that are customary in relation to providing such a valuation report or opinion          NXP historical financials  Historical financials of NXP Semiconductors N.V. ("NXP") are based on publicly disclosed annual and quarterly consolidated financial statements until Q3 2017 (published on 25 October 2017)where noted, data have been adjusted for the divestiture of Standard Products which closed on 7 February 2017, removing Standard Products revenue, gross profit, EBITDA, EBIT and OpFCF2 from total revenue, gross profit, EBITDA, EBIT and OpFCF, respectivelyfor EBITDA, we estimated Standard Products depreciation & amortization ("D&A") assuming same percentage of sales as NXP total D&Afor OpFCF, we estimated Standard Products capex assuming same percentage of sales as NXP total capex          NXP forecast financials  Forecast financials are based on published analyst consensus ("Analyst Consensus")1revenue: based on mean for each segment (Automotive, Secure Identification Solution, Secure Connected Devices, Secure Interfaces and Infrastructure, Other) up to 2018E; 2019E computed by applying average of expected growth rate for each segment; 2020-22 based on growth rate linearly declining to 2.75% by 2022gross profit: based on mean of expected margins up to 2019; 2020-22 based on constant margin as of 2019EBIT: based on mean of expected margins up to 2019; 2020-22 based on constant opex as percentage of sales as of 2019EPS: based on current fully diluted number of shares outstanding (including options, excluding RSUs and PSUs3)capex: based on mean of expected percentage of sales up to 2019; 2020-22 based on constant percentage of sales as of 2019The consensus has been benchmarked against industry peers (as defined below) and Management Projections as set forth in NXP's Schedule 14D-9 filed on 18 November 2016 ("Management Projections")          NXP peers set  Two set of peers have been used consistently throughout the UBS Valuation Reportpeers used by NXP in its financial reports filed with the SEC ("20-F peers") and peers from the automotive semiconductor industry ("Auto Semi peers"):20-F peers: Analog Devices (ADI), Broadcom (AVGO), Cavium (CAVM), Infineon (IFX), Intel Corporation (INTC), Maxim Integrated Products (MXIM), Microchip Technology (MCHP), Power Integrations (POWI), Renesas (RNS), Silicon Laboratories (SLAB), STMicroelectronics (STM) and Texas Instruments (TXN)Auto Semi peers: Analog Devices (ADI), Infineon (IFX), Maxim Integrated Products (MXIM), ON Semiconductor (ON), Renesas (RNS), STMicroelectronics (STM) and Texas Instruments (TXN)      Source: Company information, Analyst ConsensusNotes:1 Consensus based on available analyst research reports published after NXP's H1 2017 results (Bank of America Merrill Lynch, Bernstein, BMO Capital Markets, Citi, Deutsche Bank, Jefferies, J.P. Morgan, Morgan Stanley and Oppenheimer)2 Defined as EBITDA less Capex3 RSUs: Restricted Stock Units; PSUs: Performance Stock Units  Forecast financials underpinning the UBS Valuation Report have been derived from published analyst consensus1

Historical financials

NXP has experienced like-for-like revenue growth of 7-12% over the last four quarters

NXP YoY revenue growth (%)[1]


14.8
13.6
21.3
18.9
17.7
11.6
0.5
(13.1)
(10.7)
(7.7)
(3.2)
12.2
7.3
6.8
11.1
"2016 is going to be a transition year for this company [...]. Whenever you put companies together, you go through a transition year."
Daniel Durn, NXP CFO
28 April 2016
"We talked about [how] 2016 will be a transition year for us."
Richard Clemmer, NXP CEO 27 October 2016
"We continue to demonstrate strong margin expansion due to our synergy capture efforts [from the Freescale acquisition]. [...] We continue to drive non-GAAP operating margin improvement far in-excess of the original targets we communicated in past periods."
Daniel Durn, NXP CFO
2 August 2017
Freescale acquisition[3]
Qualcomm offer (27-Oct-16)
Standard Products sale[4]

Key operating metrics

(US$m)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017
Revenue	1,246	1,349	1,515	1,537	1,467	1,506	1,522	1,606	2,224	2,365	2,469	2,440	2,211	2,202	2,387
YoY growth (%)	*14.8%*	*13.6%*	*21.3%*	*18.9%*	*17.7%*	*11.6%*	*0.5%*	*4.5%*	*51.6%*	*57.0%*	*62.2%*	*51.9%*	*(0.6%)*	*(6.9%)*	*(3.3%)*
YoY like-for-like growth (%)[1]	***14.8%***	***13.6%***	***21.3%***	***18.9%***	***17.7%***	***11.6%***	***0.5%***	***(13.1%)***	***(10.7%)***	***(7.7%)***	***(3.2%)***	***12.2%***	***7.3%***	***6.8%***	***11.1%***
QoQ growth (%)	*(3.6%)*	*8.3%*	*12.3%*	*1.5%*	*(4.6%)*	*2.7%*	*1.1%*	*5.5%*	*38.5%*	*6.3%*	*4.4%*	*(1.2%)*	*(9.4%)*	*(0.4%)*	*8.4%*
Gross profit	617	655	725	716	711	734	748	806	1,112	1,183	1,247	1,248	1,144	1,167	1,283
margin (%)	*49.5%*	*48.6%*	*47.9%*	*46.6%*	*48.5%*	*48.7%*	*49.1%*	*50.2%*	*50.0%*	*50.0%*	*50.5%*	*51.1%*	*51.7%*	*53.0%*	*53.7%*
EBITDA[2]	357	391	451	451	447	482	514	515	632	716	800	833	707	730	846
margin[2] (%)	*28.7%*	*29.0%*	*29.8%*	*29.3%*	*30.5%*	*32.0%*	*33.8%*	*32.1%*	*28.4%*	*30.3%*	*32.4%*	*34.1%*	*32.0%*	*33.2%*	*35.4%*
EBIT	301	334	390	389	385	418	449	433	519	606	691	715	599	625	735
margin (%)	*24.2%*	*24.8%*	*25.7%*	*25.3%*	*26.2%*	*27.8%*	*29.5%*	*27.0%*	*23.3%*	*25.6%*	*28.0%*	*29.3%*	*27.1%*	*28.4%*	*30.8%*
OpFCF	306	302	369	344	367	391	436	423	544	645	701	702	546	634	684
margin (%)	*24.6%*	*22.4%*	*24.4%*	*22.4%*	*25.0%*	*26.0%*	*28.6%*	*26.3%*	*24.5%*	*27.3%*	*28.4%*	*28.8%*	*24.7%*	*28.8%*	*28.7%*

Source: Company fillings

Notes:

1 Adjusted for Freescale acquisition and Standard Products disposal in Q4 2015–Q3 2017
2 Adjusted for results of equity-accounted investees, purchase accounting effect on inventory, restructuring, stock-based compensation, merger-related costs, other incidental items
3 Closed on 7-Dec-15
4 Closed on 7-Feb-17

UBS

3

Forecast financials—profit and loss

Analyst Consensus expects NXP to grow revenue at a CAGR of 4.9%[1] in 2017–19, with gross margin trending to 54.6% and EBITDA margin reaching 38.0% by 2019

(US$m, Dec-YE)	2014A	2015A	2016A	2017E	2018E	2019E	2017–19 CAGR (%)
Revenue	**5,647**	**6,101**	**9,498**	**9,115**	**9,506**	**9,894**	***4.9***[1]
growth (%)	*17.3*	*8.0*	*55.7*	*(4.0)*	*4.3*	*4.1*	
like-for-like growth (%)[2]	*17.3*	*8.0*	*(2.9)*	*8.7*	*5.7*	*4.1*	
COGS	2,934	3,102	4,708	4,285	4,365	4,488	*2.3*
% of sales	*52.0*	*50.8*	*49.6*	*47.0*	*45.9*	*45.4*	
Gross profit[4]	**2,713**	**2,999**	**4,790**	**4,830**	**5,141**	**5,405**	***5.8***
margin (%)	*48.0*	*49.2*	*50.4*	*53.0*	*54.1*	*54.6*	
OPEX	1,299	1,314	2,259	2,161	2,117	2,135	*(0.6)*
% of sales	*23.0*	*21.5*	*23.8*	*23.7*	*22.3*	*21.6*	
EBITDA[3]	**1,650**	**1,958**	**2,981**	**3,138**	**3,552**	**3,764**	***9.5***
margin (%)	*29.2*	*32.1*	*31.4*	*34.4*	*37.4*	*38.0*	
EBIT[4]	1,414	1,685	2,531	2,670	3,024	3,270	*10.7*
margin (%)	*25.0*	*27.6*	*26.6*	*29.3*	*31.8*	*33.1*	
Interest	(139)	(172)	(347)	(249)	(226)	(213)	
Taxes	(24)	(40)	(67)	(114)	(244)	(346)	
tax rate (%)	*1.9*	*2.6*	*3.1*	*4.7*	*8.7*	*11.3*	
Minorities	(68)	(73)	(59)	(57)	(60)	(61)	
Net income[4]	**1,183**	**1,400**	**2,058**	**2,250**	**2,494**	**2,650**	***8.5***
Diluted shares (m)[5]	248.6	250.1	347.1	345.5	345.5	345.5	
EPS (US$)	**4.76**	**5.60**	**5.93**	**6.51**	**7.22**	**7.67**	***8.5***
growth (%)		*17.6*	*5.9*	*9.8*	*10.8*	*6.3*	

- Revenue are expected to grow at a 2017–19 CAGR of 4.9%[1], mainly driven by Automotive and Secure Connected Devices

- Gross margin has improved by 45bps between Q3 2016 and Q3 2017 and is expected to increase to 54.6% by 2019 resulting from high-ROI investments in R&D and improved productivity at manufacturing level

LTM gross margin[6] **—excl. Standard Products (%)**[7]



52.7
52.8
52.9
53.0
53.2
Q3 2016
Q4 2016
Q1 2017
Q2 2017
Q3 2017

- EBITDA margin has improved by 266bps between Q3 2016 and Q3 2017 and is expected to increase to 38.0% by 2019 with realization SG&A synergies and R&D optimisation

LTM EBITDA margin[8] **—excl. Standard Products (%)**[3,7]



31.2
31.8
32.6
33.2
33.8
Q3 2016
Q4 2016
Q1 2017
Q2 2017
Q3 2017

- Tax rate is expected to increase from 3.1% in 2016 to 11.3% by 2019

- EPS is expected to increase at a 2017-19E CAGR of 8.5% assuming no buybacks in future years

UBS

Source: Company fillings and Analyst Consensus as of 8-Dec-17

Notes:

1 Adjusted to exclude Standard Products revenue in 1Q17 (adjusted 2017E revenue of US$8,997m)
2 Adjusted for Freescale acquisition and Standard Products sale in 2016A-2018E
3 Adjusted for results of equity-accounted investees, purchase accounting effect on inventory, restructuring, stock-based compensation, merger-related costs, other incidental items
4 Non-GAAP gross profit, operating profit and net income, respectively
5 Including options; excluding RSUs and PSUs
6 Computed as the sum of LTM gross profit divided by the sum of LTM revenue
7 Adjusted for Standard Products divestiture removing Standard Products revenue, gross profit and EBITDA from total revenue, gross profit and EBITDA. For EBITDA, assuming Standard Products D&A as same % of revenue as total D&A
8 Computed as the sum of LTM EBITDA divided by the sum of LTM revenue

4

Forecast financials—cash flow

Analyst Consensus expects NXP to grow OpFCF at a CAGR of 12.1% in 2017-19, with OpFCF margin exceeding 33%

(US$m, Dec-YE)	2014A	2015A	2016A	2017E	2018E	2019E	2017–19 CAGR (%)
Net income	**1,183**	**1,400**	**2,058**	**2,250**	**2,494**	**2,650**	***8.5***
Minority interest	68	73	59	57	60	61	
Depreciation and amortization[6]	236	273	450	469	528	493	
% of capex	*71.7*	*80.1*	*115.7*	*90.4*	*113.5*	*104.5*	
Change in net working capital	82	131	361	79	(25)	(19)	
% of revenue	*1.5*	*2.1*	*3.8*	*0.9*	*(0.3)*	*(0.2)*	
Operating cash flow	**1,569**	**1,877**	**2,928**	**2,854**	**3,056**	**3,185**	***5.6***
Capex	(329)	(341)	(389)	(519)	(465)	(472)	*(4.6)*
% of revenue	*5.8*	*5.6*	*4.1*	*5.7*	*4.9*	*4.8*	
Investing cash flow	**(329)**	**(341)**	**(389)**	**(519)**	**(465)**	**(472)**	***(4.6)***
OpFCF[2]	**1,321**	**1,617**	**2,592**	**2,620**	**3,086**	**3,291**	***12.1***
margin (%)	*23.4*	*26.5*	*27.3*	*28.7*	*32.5*	*33.3*	
Debt repurchase	(92)	(3,586)	(3,295)	(2,728)[3]	-	-	
Dividends[7]	(50)	(51)	(126)	-	-	-	
Share repurchases	(1,435)	(475)	(1,280)	-	-	-	
Financing cash flow	**(1,577)**	**(4,112)**	**(4,701)**	**(2,728)**	-	-	
Other items[1]	852	3,005	2,442	2,277	-	-	
Increase / (decrease) in cash	**515**	**429**	**280**	**1,796**	**2,591**	**2,713**	
Cash	1,185	1,614	1,894	3,690	6,280	8,993	
Gross debt	3,999	9,212	9,187	6,556	6,556	6,556	
Net debt / (cash)	**2,814**	**7,598**	**7,293**	**2,866**	**276**	**(2,437)**	
Net debt / EBITDA	1.71x	3.88x	2.45x	0.91x	0.08x	(0.65x)	

- Depreciation and amortization are expected to remain broadly in line with capex forecasts at around US$500m p.a.
- Capex is expected to remain at approximately 5% of revenue which is in line with historical trends
- OpFCF margin has improved by 73bps between Q3 2016 and Q3 2017 and is expected to further increase to 33.3% by 2019 mainly driven by synergies from the acquisition of Freescale

LTM OpFCF margin[4]—excl. Standard Products (%)[5]


27.2
27.7
27.6
27.9
27.9
Q3 2016
Q4 2016
Q1 2017
Q2 2017
Q3 2017

- No dividend payments or share repurchases are expected in 2017-19E; the previous share repurchase programme was discontinued following the Qualcomm offer
- Cash expected to be used for reducing net debt position assuming no buybacks in future years

Source: Company filings and Analyst Consensus as of 8-Dec-17

Notes:

1 Including extraordinary items and other GAAP – Non-GAAP reconciliations
2 OpFCF defined as EBITDA less Capex
3 Long-term debt repurchased in 1Q17
4 Computed as the sum of LTM OpFCF divided by the sum of LTM revenue
5 Adjusted for Standard Products divestiture removing Standard Products revenue and OpFCF from total revenue and OpFCF. For OpFCF assuming Standard Products D&A and capex as same % of revenue as total D&A and capex
6 Calculated as difference between EBITDA and EBIT
7 Dividends paid to non-controlling interests

UBS

5

Operational benchmarking

Analyst Consensus expects a 2017-19E revenue CAGR of 4.9%[1], 2019E gross margin of 54.6%, 2019E EBITDA margin of 38.0%, 2019E OpFCF margin of 33.3% and 2019E cash conversion[6] of 87.5% for NXP



Revenue
Gross profit
EBITDA
OpFCF
(US$m)
11,867
10,141
9,894
9,255
6,729
5,586
5,405
5,309
4,758
3,779
3,764
3,460
3,319
3,291
2,964
2016 2017 2018 2019
Highest broker
Consensus
Lowest broker
Management Projections[2]

(%)		Revenue CAGR 2017E–2019E	Gross margin 2019E	EBITDA margin 2019E	OpFCF Margin 2019E	OpFCF Cash conversion[6] 2019E
NXP Analyst Consensus[3]		4.9[1]	54.6	38.0	33.3	87.5
NXP Management Projections[2]		13.6	56.7	40.1	na	na
20-F Peers[4]	Mean	7.5	58.0	37.2	31.0	83.4
	Median	7.8	61.7	42.6	32.4	75.9
Auto Semi Peers[5]	Mean	6.0	53.0	33.8	27.0	79.7
	Median	6.0	47.1	27.4	19.6	71.4

UBS

Source: Company information and Analyst Consensus as of 8-Dec-17

Notes:

1 Excludes Standard Products revenue starting in 1Q17

2 Management projections set forth in NXP's Schedule 14D-9 filed on 18 November 2016. Excludes Standard Products segment

3 Brokers considered: Bank of America Merrill Lynch, Bernstein, BMO Capital Markets, Citi, Deutsche Bank, Jefferies, J.P. Morgan, Morgan Stanley and Oppenheimer

4 Including: Analog Devices (ADI), Broadcom (AVGO), Cavium (CAVM), Infineon (IFX), Intel Corporation (INTC), Maxim Integrated Products (MXIM), Microchip Technology (MCHP), Power Integrations (POWI), Renesas (RNS), Silicon Laboratories (SLAB), STMicroelectronics (STM) and Texas Instruments (TXN)

5 Including: Analog Devices (ADI), Infineon (IFX), Maxim Integrated Products (MXIM), ON Semiconductor (ON), Renesas (RNS), STMicroelectronics (STM) and Texas Instruments (TXN)

6 Calculated as OpFCF margin divided by EBITDA margin

6

Valuation summary

The UBS Valuation Report estimates as of the date of this report that the value range of NXP shares on a trading basis is approximately US$120-150 per share, which is supported by the DCF analysis

Offer price: 110.0 | Current price (8-Dec-17): 115.3

	NXP value per share (US$)[1]	Low	High	Comments
Valuation analysis	1 Trading multiples	129.9	153.4	• 2018 P/E: 18.0–21.0x (US$7.22[2]) • 2019 P/E: 17.0–20.0x (US$7.67[2])
		117.5	140.5	• 2018 EV/EBITDA: 13.0–15.0x (US$3,552m[3]) • 2019 EV/EBITDA: 12.0–14.0x (US$3,764m[3])
		129.4	148.0	• 2018 EV/OpFCF[4]: 16.0–18.0x (US$3,086m[5]) • 2019 EV/OpFCF[4]: 15.0–17.0x (US$3,291m[5])
	2 DCF analysis	120.4	157.1	Analyst Consensus • WACC: 8.0–9.0% • PGR: 2.50–3.00%
		144.6	187.0	Management Projections[7] • WACC: 8.0–9.0% • PGR: 2.50–3.00%
	3 Transaction multiples	122.9	169.3	• 15-17x LTM EBITDA (US$3,138m[3]): US$122.9-140.7 • 23-26x LTM EPS (US$6.51[2]): US$149.7-169.3
Market references	4 Share price performance	96.0	117.5	• LTM high (2-Nov-17): US$117.5 • LTM low (23-Jan-17): US$96.0
	5 Transaction premium	177.4	191.0	• Premium: 30–40% to trading multiples valuation • Mid-point trading multiples valuation: US$136.5[6]

Source: Company information, FactSet and Analyst Consensus as of 8-Dec-17

Notes:

1 Based on 353m fully diluted shares (including options, RSUs and PSUs), US$6,556m gross debt, US$3,065m cash and US$174m minority interest (as of 30-Sep-17)
2 EPS as per Analyst Consensus
3 EBITDA as per Analyst Consensus
4 OpFCF defined as EBITDA less Capex
5 OpFCF as per Analyst Consensus
6 Mid-point of trading multiples valuation ranges (average of 2018/19 P/E, EV/EBITDA and EV/OpFCF)
7 Management Projections set forth in NXP's Schedule 14D-9 filed on 18 November 2016. Excludes Standard Products segment

UBS

7

1 Trading multiples—P/E

The UBS Valuation Report estimates as of the date of this report the value of NXP on a P/E trading multiples basis at 18.0-21.0x 2018 P/E (US$7.22) and 17.0-20.0x 2019 P/E (US$7.67), implying a value range of approximately US$129.9-153.4 per share

Historical NTM P/E evolution

Last 3 years



25.0
20.0
15.0
10.0
5.0
NTM P/E (x)
29-Sep-16
Initial rumour of QCOM offer
27-Oct-16
Formal announcement of QCOM offer
19.9x
19.5x
16.0x
Dec-14
Apr-15
Sep-15
Jan-16
Jun-16
Oct-16
Mar-17
Jul-17
Dec-17
NXP
20-F peers mean[1]
Auto Semi peers mean[2]

Mean (x)	2015	2016	L3Y	L2Y	LTM
NXP	15.3	13.2	14.7	14.5	15.7
20-F peers[1]	19.4	18.7	19.2	19.1	19.5
Auto Semi peers[2]	17.6	17.6	18.1	18.3	19.1

2018 P/E (x)

(x)	Mean	Median
20-F peers[1]	19.7	20.8
Auto Semi peers[2]	19.3	20.1



NXPI 16.0
SLAB 25.5
CAVM 24.0
RNS 23.8
IFX 23.4
POWI 21.9
TXN 21.6
MXIM 20.1
STM 18.5
ADI 16.3
MCHP 15.3
AVGO 13.2
INTC 13.1
ON 11.8

2019 P/E (x)

(x)	Mean	Median
20-F peers[1]	17.6	19.0
Auto Semi peers[2]	17.6	19.2



NXP 15.0
SLAB 21.1
TXN 20.8
IFX 20.5
RNS 20.1
CAVM 19.4
MXIM 19.2
POWI 18.7
STM 16.8
ADI 15.0
MCHP 14.1
INTC 13.0
AVGO 12.5
ON 10.6
20-F peers
Auto Semi peers
Both 20-F and Auto Semi peers

Source: FactSet and Analyst Consensus as of 8-Dec-17

Notes:

1 Including: Analog Devices (ADI), Broadcom (AVGO), Cavium (CAVM), Infineon (IFX), Intel Corporation (INTC), Maxim Integrated Products (MXIM), Microchip Technology (MCHP), Power Integrations (POWI), Renesas (RNS), Silicon Laboratories (SLAB), STMicroelectronics (STM) and Texas Instruments (TXN)

2 Including: Analog Devices (ADI), Infineon (IFX), Maxim Integrated Products (MXIM), ON Semiconductor (ON), Renesas (RNS), STMicroelectronics (STM) and Texas Instruments (TXN)

UBS

8

 Source: FactSet and Analyst Consensus as of 8-Dec-17Notes:1 For informational purposes, according to Schedule 14D-9 filed on 18 November 2016, NXP management projections for 2018 / 2019 EBITDA are US$3,991 / 4,758m2 Including: Analog Devices (ADI), Broadcom (AVGO), Cavium (CAVM), Infineon (IFX), Intel Corporation (INTC), Maxim Integrated Products (MXIM), Microchip Technology (MCHP), Power Integrations (POWI), Renesas (RNS), Silicon Laboratories (SLAB), STMicroelectronics (STM) and Texas Instruments (TXN)3 Including: Analog Devices (ADI), Infineon (IFX), Maxim Integrated Products (MXIM), ON Semiconductor (ON), Renesas (RNS), STMicroelectronics (STM) and Texas Instruments (TXN)  2018 EV/EBITDA (x)  Historical NTM EV/EBITDA evolution   Trading multiples—EV/EBITDA  1  2019 EV/EBITDA (x)  The UBS Valuation Report estimates as of the date of this report the value of NXP on an EV/EBITDA trading multiples basis at 13.0-15.0x 2018 EV/EBITDA (US$3,552m1) and 12.0-14.0x 2019 EV/EBITDA (US$3,764m1), implying a value range of approximately US$117.5-140.5 per share  (x)  Mean   Median    20-F peers2  12.9  12.9    Auto Semi peers3  11.7  11.8  (x)  Mean   Median    20-F peers2  11.5  11.7    Auto Semi peers3  10.7  10.6  Last 3 years  29-Sep-16Initial rumour of QCOM offer  27-Oct-16Formal announcement of QCOM offer  Mean (x)   2015  2016  L3Y  L2Y  LTM  NXP   12.6  11.0  12.0  11.7  12.5  20-F peers¹  11.0  11.1  11.5  11.7  12.5  Auto Semi peers²   8.7  9.1  9.5  9.9  10.9    20-F peers    Auto Semi peers    Both 20-F and Auto Semi peers  2  3    NXP  20-F peers mean2  Auto Semi peers mean3

1 Trading multiples—EV/OpFCF[1]

The UBS Valuation Report estimates as of the date of this report the value of NXP on an EV/OpFCF trading multiples basis at 16.0-18.0x 2018 EV/OpFCF (US$3,086m) and 15.0-17.0x 2019 EV/OpFCF (US$3,291m), implying a value range of approximately US$129.4-148.0 per share

Historical NTM EV/OpFCF evolution

Last 3 years



NTM EV/OpFCF (x)
20.0
16.0
12.0
8.0
4.0
29-Sep-16
Initial rumour of QCOM offer
27-Oct-16
Formal announcement of QCOM offer
16.6x
16.5x
13.6x
Dec-14
Apr-15
Sep-15
Jan-16
Jun-16
Oct-16
Mar-17
Jul-17
Dec-17
NXP
20-F peers mean²
Auto Semi peers mean³

Mean (x)	2015	2016	L3Y	L2Y	LTM
NXP	15.2	12.8	14.1	13.5	14.5
20-F peers[1]	14.0	14.5	15.0	15.6	16.8
Auto Semi peers[2]	11.9	12.4	13.5	14.3	16.3

2018 EV/OpFCF (x)

(x)	Mean	Median
20-F peers[2]	16.6	16.0
Auto Semi peers[3]	16.3	15.3



14.1
23.3
21.0
19.6
17.8
17.2
16.6
15.3
15.0
14.3
14.0
13.6
11.6
11.1
NXP
IFX
POWI
SLAB
STM
RNS
CAVM
ADI
TXN
MXIM
INTC
MCHP
ON
AVGO

2019 EV/OpFCF (x)

(x)	Mean	Median
20-F peers[2]	14.7	14.1
Auto Semi peers[3]	14.2	14.3



13.2
21.4
18.5
14.8
14.4
14.1
13.8
13.0
12.8
9.8
9.7
na
na
na
NXP
POWI
IFX
STM
TXN
ADI
RNS
CAVM
INTC
ON
AVGO
MCHP
SLAB
MXIM
20-F peers
Auto Semi peers
Both 20-F and Auto Semi peers

Source: FactSet and Analyst Consensus as of 8-Dec-17

Notes:

1 OpFCF defined as EBITDA less Capex

2 Including: Analog Devices (ADI), Broadcom (AVGO), Cavium (CAVM), Infineon (IFX), Intel Corporation (INTC), Maxim Integrated Products (MXIM), Microchip Technology (MCHP), Power Integrations (POWI), Renesas (RNS), Silicon Laboratories (SLAB), STMicroelectronics (STM) and Texas Instruments (TXN)

3 Including: Analog Devices (ADI), Infineon (IFX), Maxim Integrated Products (MXIM), ON Semiconductor (ON), Renesas (RNS), STMicroelectronics (STM) and Texas Instruments (TXN)

UBS

10

 Source: Company information, FactSet and Analyst Consensus as of 8-Dec-17Notes:1 Valuation date: 8-Dec-172 US$6,556m gross debt, US$3,065m cash and US$174m minority interest (as of 30-Sep-17)3 Based on 353m fully diluted shares (including options, RSUs and PSUs)4 WACC and PGR calculated based on mean of available broker reports for 20-F peers and Auto Semi peers published since 1-Jan-2016   DCF analysisNPV calculation  Summary DCF analysis1  (US$m)  Analyst Consensus  Management Projections   Present value of cash flows 2017-2022  12,391   14,199   Terminal value  57,306  68,494  Present value of terminal value  39,491   47,201   Net present value ("NPV")  51,882   61,400   Less: net debt and minority interest2  (3,665)  (3,665)  Equity value  48,217  57,735  Value per share (US$)3  136.3  163.0    Analyst Consensus        PGR         2.50%  2.75%  3.00%  8.0%  143.3  149.9  157.1  8.5%  130.9  136.3  142.3  9.0%  120.4  124.9  129.9  The UBS Valuation Report estimates as of the date of this report the value range of NXP on a DCF basis at approximately US$120.4-157.1 per share (using Analyst Consensus) and US$144.6-187.0 per share (using Management Projections)  NXP value per sharesensitivity analysis (US$)  2  WACC and PGR benchmarking4  20-F Peers                 WACC      PGR    Peer  Mean  # of brokers    Mean  # of brokers  ADI  8.5%  1    4.5%  1  AVGO  7.2%  2    4.5%  1  CAVM  9.4%  2    3.0%  1  IFX  8.1%  8    2.4%  7  INTC  8.7%  3    2.0%  2  MCHP  na  na    na  na  MXIM  8.6%  1    na  na  POWI  na  na    na  na  RNS  5.9%  1    1.0%  1  SLAB  na  na    na  na  STM  8.7%  3    2.0%  3  TXN  8.8%  1    na  na  Mean  8.2%       2.8%                 Auto Semi Peers              WACC      PGR    Peer  Mean  # of brokers    Mean  # of brokers  ADI  8.5%  1    4.5%  1  IFX  8.1%  8    2.4%  7  MXIM  8.6%  1    na  na  ON  na  na    na  na  RNS  5.9%  1    1.0%  1  STM  8.5%  4    2.0%  3  TXN  8.8%  1    na  na  Mean  8.1%       2.5%     WACC  Management Projections      PGR      2.50%  2.75%  3.00%  172.1  179.2  187.0  157.2  163.0  169.4  144.6  149.4  154.7

2 DCF analysis—Unlevered FCF (Analyst Consensus)

(US$m, Dec-YE)	2014A	2015A	2016A	2017E	2018E	2019E	2020E	2021E	2022E
Revenue	**5,647**	**6,101**	**9,498**	**9,115**	**9,506**	**9,894**	**10,253**	**10,581**	**10,872**
growth (%)		*8.0*	*55.7*	*(4.0)*	*4.3*	*4.1*	*3.6*	*3.2*	*2.8*
like-for-like growth (%)[1]		*8.0*	*(2.9)*	*8.7*	*5.7*	*4.1*	*3.6*	*3.2*	*2.8*
Gross profit	**2,713**	**2,999**	**4,790**	**4,830**	**5,141**	**5,405**	**5,602**	**5,781**	**5,940**
gross margin (%)	*48.0*	*49.2*	*50.4*	*53.0*	*54.1*	*54.6*	*54.6*	*54.6*	*54.6*
Opex	1,299	1,314	2,259	2,161	2,117	2,135	2,213	2,284	2,346
as % of revenue	*23.0*	*21.5*	*23.8*	*23.7*	*22.3*	*21.6*	*21.6*	*21.6*	*21.6*
EBIT	**1,414**	**1,685**	**2,531**	**2,670**	**3,024**	**3,270**	**3,389**	**3,497**	**3,593**
Taxes on EBIT	(27)	(45)	(78)	(126)	(264)	(371)	(384)	(396)	(407)
Tax rate	*1.9*	*2.6*	*3.1*	*4.7*	*8.7*	*11.3*	*11.3*	*11.3*	*11.3*
NOPAT	**1,387**	**1,640**	**2,453**	**2,543**	**2,760**	**2,900**	**3,005**	**3,101**	**3,186**
D&A	236	273	450	469	528	493	511	528	542
Change in Net Working Capital	82	131	361	79	(25)	(19)	-	-	-
as % of revenue	*1.5*	*2.1*	*3.8*	*0.9*	*(0.3)*	*(0.2)*	*0.0*	*0.0*	*0.0*
Capex	(329)	(341)	(389)	(519)	(465)	(472)	(489)	(505)	(519)
as % of revenue	*5.8*	*5.6*	*4.1*	*5.7*	*4.9*	*4.8*	*4.8*	*4.8*	*4.8*
Unlevered FCF				**2,572**	**2,797**	**2,902**	**3,027**	**3,124**	**3,210**
Stub (%)[2]	-	-	-	6	100	100	100	100	100
Discount factor (@ 8.5% WACC)[2]				1.00	0.96	0.88	0.81	0.75	0.69
Discounted Unlevered FCF				**162**	**2,672**	**2,554**	**2,456**	**2,336**	**2,212**

Source: Company information and Analyst Consensus as of 8-Dec-17
Notes:
1 Adjusted for Freescale acquisition and Standard Products sale in 2016A-2018E
2 Valuation date: 8-Dec-17

UBS

12

2 DCF analysis—Unlevered FCF (Management Projections[1])

(US$m, Dec-YE)	2014A	2015A	2016A	2017E	2018E	2019E	2020E	2021E	2022E
Revenue	**5,647**	**6,101**	**9,498**	**9,195**	**10,511**	**11,867**	**12,935**	**13,840**	**14,671**
growth (%)		*8.0*	*55.7*	*(3.2)*	*14.3*	*12.9*	*9.0*	*7.0*	*6.0*
like-for-like growth (%)[2]		*8.0*	*(2.9)*	*11.1*	*14.3*	*12.9*	*9.0*	*7.0*	*6.0*
Gross profit	**2,713**	**2,999**	**4,790**	**5,020**	**5,865**	**6,729**	**7,334**	**7,847**	**8,318**
gross margin (%)	*48.0*	*49.2*	*50.4*	*54.6*	*55.8*	*56.7*	*56.7*	*56.7*	*56.7*
Opex	1,299	1,314	2,259	2,137	2,399	2,564	2,794	2,989	3,169
as % of revenue	*23.0*	*21.5*	*23.8*	*23.2*	*22.8*	*21.6*	*21.6*	*21.6*	*21.6*
EBIT	**1,414**	**1,685**	**2,531**	**2,883**	**3,466**	**4,165**	**4,540**	**4,858**	**5,149**
Unlevered FCF				**2,483**	**2,918**	**3,458**	**3,462**	**3,694**	**3,833**
Stub (%)[3]	-	-	-	6	100	100	100	100	100
Discount factor (@ 8.5% WACC)[3]				1.00	0.96	0.88	0.81	0.75	0.69
Discounted Unlevered FCF				**156**	**2,787**	**3,044**	**2,809**	**2,762**	**2,641**

Source: Company information, Analyst Consensus as of 8-Dec-17 and NXP Schedule 14D-9
Notes:
1 Management projections set forth in NXP's Schedule 14D-9 filed on 18 November 2016. Excludes Standard Products segment
2 Adjusted for Freescale acquisition and Standard Products sale in 2016A-2018E
3 Valuation date: 8-Dec-17

UBS

13

2 DCF analysis—WACC calculation

Weighed average cost of capital ("WACC") of 8.56% has been derived based on a bottom-up analysis

WACC calculation



Cost of equity
Market risk premium 5.62%[1]
Levered company Beta 1.30[2]
Company risk premium 7.28%
Risk free rate 2.38%[3]
Levered cost of equity 9.66%
83%
Cost of debt
Pre-tax cost of debt 4.03%[4]
Marginal tax rate 25.00%[5]
Net cost of debt 3.02%
17%
WACC[6] 8.56%

Source: Bloomberg, Company information, Duff & Phelps, KPMG as of 8-Dec-17

Notes:

1 Duff & Phelps 2017 Valuation Handbook (estimated based on "long-horizon expected equity risk premium (supply-side)" of 5.97% applying -0.35% size discount for companies with a market capitalization larger than US$24.4bn)

2 Based on peers average unlevered Beta of 1.13 (5 year Weekly Bloomberg Adjusted Beta), levered based on NXP's estimated Debt/ (Debt + Equity) of 17% (based on NXP L3Y average EV/EBITDA trading multiple of 12x and NXP target leverage of 2x ND/EBITDA)

3 10-year US Treasury Bond rates as of 08 December 2017

4 Pre-rumour YTM of NXP bonds (3.6%), adjusted for changes in YTM of Peers' bonds from 28 September 2016 to 08 December 2017 (spread vs. risk free rate on average declined by 7%)

5 Netherlands corporate tax rate per KPMG (2017)

6 Based on NXP L3Y average EV/EBITDA trading multiple of 12x and NXP target leverage of 2x ND/EBITDA

UBS

14

2 DCF analysis—Beta calculation

Unlevered beta of 1.13 has been derived based on NXP's 20-F peers and Auto Semi peers

Beta calculation

	Debt (US$m)[2]	Equity (US$m)[1]	Debt/ (Debt + Equity)	Debt/ Equity	Equity/ (Debt + Equity)	5-Year Weekly Bloomberg Adj. Beta[3]	
						Levered	Unlevered
20-F Peers							
Intel Corporation	31,640	203,260	13%	16%	87%	1.11	1.01
Broadcom Limited	17,548	114,120	13%	15%	87%	1.28	1.13
Texas Instruments Incorporated	3,583	99,538	3%	4%	97%	1.18	1.16
Infineon Technologies AG	2,155	30,249	7%	7%	93%	1.15	1.10
Analog Devices, Inc.	7,851	31,790	20%	25%	80%	1.21	1.04
Renesas Electronics Corporation	2,044	19,662	9%	10%	91%	1.29	1.21
Microchip Technology Incorporated	3,018	20,470	13%	15%	87%	1.26	1.15
STMicroelectronics NV	2,175	16,155	12%	13%	88%	1.23	1.11
Maxim Integrated Products, Inc.	1,488	14,670	9%	10%	91%	1.04	0.97
Cavium, Inc.	640	5,963	10%	11%	90%	1.40	1.31
Silicon Laboratories	339	3,815	8%	9%	92%	1.19	1.13
Power Integrations, Inc.	0	2,228	0%	0%	100%	1.16	1.16
20-F Peers Mean	**6,040**	**46,827**	**10%**	**11%**	**90%**	**1.21**	**1.12**
20-F Peers Median	**2,165**	**20,066**	**10%**	**11%**	**90%**	**1.20**	**1.13**
Auto Semi Peers							
Texas Instruments Incorporated	3,583	99,538	3%	4%	97%	1.18	1.16
Infineon Technologies AG	2,155	30,249	7%	7%	93%	1.15	1.10
Analog Devices, Inc.	7,851	31,790	20%	25%	80%	1.21	1.04
Renesas Electronics Corporation	2,044	19,662	9%	10%	91%	1.29	1.21
STMicroelectronics NV	2,175	16,155	12%	13%	88%	1.23	1.11
Maxim Integrated Products, Inc.	1,488	14,670	9%	10%	91%	1.04	0.97
ON Semiconductor Corporation	2,943	9,159	24%	32%	76%	1.42	1.18
Auto Semi Peers Mean	**3,177**	**31,603**	**12%**	**15%**	**88%**	**1.22**	**1.11**
Auto Semi Peers Median	**2,175**	**19,662**	**9%**	**10%**	**91%**	**1.21**	**1.11**
All Peers Mean	**5,802**	**43,929**	**11%**	**13%**	**89%**	**1.23**	**1.13**
All Peers Median	**2,175**	**19,662**	**10%**	**11%**	**90%**	**1.21**	**1.13**
NXP	**6,556**	**39,840**	**14%**	**16%**	**86%**	**1.18**	**1.05**

UBS

Source: Bloomberg, FactSet, KPMG as of 8-Dec-17

Notes:

1 Market capitalisation as of 8-Dec-17

2 Total debt as last reported

3 Assumes corporate tax rates per KPMG (2017)

15

3 Transaction multiples

The UBS Valuation Report estimates as of the date of this report the value of NXP on a transaction multiples basis at 15-17x LTM EBITDA (US$3,138m) and 23-26x LTM EPS (US$6.51), implying a value range of approximately US$122.9-169.3 per share

Date	Target	Acquiror	Transaction EV (US$m)	Equity Value (US$m)	LTM Sales (US$m)	LTM EBITDA (US$m)	LTM EBITDA Margin (%)	LTM Earnings (US$m)	LTM EV / EBITDA (x)	LTM P/E (x)
20-Nov-17	Cavium Inc	Marvell Technology Group	6,078	5,591	950	301	31.7%	186	20.2	30.0
14-Nov-16	Harman International	Samsung	8,654	7,830	7,041	866	12.3%	480	10.0	16.3
02-Nov-16	Brocade FC SAN business[1]	Broadcom Corp	5,834	5,391	1,292	344	26.6%	233	16.9	23.1
13-Sep-16	Intersil Corp[1]	Renesas	2,820	3,077	518	120	23.2%	94	23.4	32.9
26-Jul-16	Linear Technology Corp[2]	Analog Devices Inc	13,313	14,761	1,424	764	53.6%	556	17.4	26.6
15-Jun-16	QLogic Corp	Cavium Inc	988	1,343	459	134	29.1%	84	7.4	15.9
19-Jan-16	Atmel Corp[1]	Microchip Technology Inc	3,364	3,515	1,257	222	17.7%	163	15.1	21.6
18-Nov-15	Fairchild Semiconductor Intl Inc	ON Semiconductor Corp	2,352	2,397	1,390	181	13.0%	62	13.0	38.4
21-Oct-15	SanDisk Corp[1]	Western Digital Corp	18,393	17,954	5,757	1,584	27.5%	787	11.6	22.8
19-Oct-15	PMC-Sierra Inc[1]	Microsemi Corp	2,329	2,402	530	110	20.8%	84	21.1	28.6
01-Jun-15	Altera Corp[2]	Intel Corp	15,702	16,585	1,906	661	34.7%	533	23.7	31.1
28-May-15	Broadcom Corp[3]	Avago Technologies Ltd	32,838	34,196	8,502	2,224	26.2%	1,604	14.8	21.3
02-Mar-15	Freescale Semiconductor Ltd	NXP Semiconductors NV	16,452	11,578	4,634	1,088	23.5%	473	15.1	24.5
01-Dec-14	Spansion Inc	Cypress Semiconductor Corp	1,829	1,747	1,256	147	11.7%	58	12.5	30.3
15-Oct-14	CSR	Qualcomm Inc	2,471	2,470	795	102	12.9%	(1)	24.2	nm
20-Aug-14	International Rectifier Corp[1]	Infineon Technologies AG	2,410	3,019	1,107	199	18.0%	70	12.1	43.0
09-Jun-14	Hittite Microwave Corp[2]	Analog Devices Inc	2,018	2,510	277	130	46.8%	77	15.6	32.6
24-Feb-14	TriQuint Semiconductor Inc[1]	RF Micro Devices Inc	1,625	1,704	893	126	14.1%	14	12.9	nm
16-Dec-13	LSI Corp	Avago Technologies Ltd	5,938	6,603	2,365	403	17.0%	372	14.7	17.7
17-Oct-12	Cymer Inc[2]	ASML Holding NV	2,433	2,703	584	111	19.0%	78	22.0	34.7
22-Jun-12	MStar Semiconductor Inc	MediaTek Inc	2,908	3,840	1,247	279	22.3%	200	10.4	19.2
12-Sep-11	NetLogic Microsystems Inc	Broadcom Corp	3,693	3,912	403	130	32.3%	124	28.4	31.6
04-Apr-11	National Semiconductor Corp[2]	Texas Instruments Inc	6,543	6,400	1,563	614	39.3%	350	10.7	18.3
05-Jan-11	Atheros Communications Inc[1]	Qualcomm Inc	2,934	3,450	927	206	22.2%	181	14.3	19.1
Mean			**6,830**	**6,874**					**16.1**	**26.3**
Median			**3,149**	**3,678**					**14.9**	**25.5**

Source: Company filings, Dealogic, FactSet as of 8-Dec-17

Notes:

1 LTM Adjusted EBITDA and LTM Adjusted Earnings calculated based on FC SAN business revenue contribution to total Brocade revenue
2 LTM Adjusted EBITDA calculated by adding D&A to non-GAAP operating income (including share-based compensation add-back)
3 LTM Adjusted Earnings calculated by adding after-tax share-based compensation to GAAP net income (non-GAAP net income not disclosed)
4 LTM Adjusted EBITDA calculated by adding D&A, taxes, interest expense, and share-based compensation to non-GAAP net income

UBS

16

4 Share price performance

NXP has been trading in the range of US$96.0-117.5 (+42.8%) since the Qualcomm offer; during the same time period, 20-F peers have traded up +54.5% and Auto Semi peers have traded up +68.6%

Historical share price performance

Since LTM prior to QCOM offer[4]



220.0
200.0
180.0
160.0
140.0
120.0
100.0
80.0
60.0
40.0
Rebased to NXP (US$)
29-Sep-16
Initial rumour of
QCOM offer
27-Oct-16
Formal announcement
of QCOM offer
115.3
Sep-15
Jan-16
Apr-16
Jul-16
Oct-16
Feb-17
May-17
Aug-17
Dec-17
NXP
20-F peers mean[1]
Auto Semi peers mean[2]
SOX

Share price performance

LTM prior to QCOM offer[4]

(%)	Mean	Median
20-F peers[1]	33.8	35.1
Auto Semi peers[2]	32.5	24.4



(0.1)
61.0
50.0
47.9
46.7
42.6
42.2
40.0
31.4
28.0
24.4
23.4
22.3
18.3
(0.8)
NXP
IFX
POWI
MCHP
TXN
AVGO
SLAB
SOX
ON
INTC
STM
RNS
MXIM
ADI
CAVM

Since QCOM offer[3] (%)

(%)	Mean	Median
20-F peers[1]	54.5	45.3
Auto Semi peers[2]	68.6	55.2



40.2
165.5
90.7
62.8
57.2
55.2
52.4
52.3
48.8
41.8
40.6
33.8
32.1
20.5
15.8
NXP
STM
RNS
ON
SLAB
IFX
SOX
AVGO
CAVM
MCHP
TXN
ADI
MXIM
POWI
INTC
20-F peers
Auto Semi peers
Both 20-F and Auto Semi peers

Source: FactSet as of 8-Dec-17

Notes:

1 Including: Analog Devices (ADI), Broadcom (AVGO), Cavium (CAVM), Infineon (IFX), Intel Corporation (INTC), Maxim Integrated Products (MXIM), Microchip Technology (MCHP), Power Integrations (POWI), Renesas (RNS), Silicon Laboratories (SLAB), STMicroelectronics (STM) and Texas Instruments (TXN)

2 Including: Analog Devices (ADI), Infineon (IFX), Maxim Integrated Products (MXIM), ON Semiconductor (ON), Renesas (RNS), STMicroelectronics (STM) and Texas Instruments (TXN)

3 Since 29 Sept 2016

4 Since 29 Sept 2015

UBS

17

5 Transaction premium

The UBS Valuation Report estimates as of the date of this report the value of NXP on a transaction premium basis at a 30-40% premium to the mid-point of the trading multiples-based price per share (US$136.5[1]) in an assumed all cash transaction, implying a value range of approximately US$177.4-191.0 per share

Date	Target	Acquiror	Transaction EV (US$m)	Form of Consideration	Offer Price (US$/share)		Premium		
							1 day	1 Week	1 Month
20-Nov-17	Cavium Inc	Marvell Technology Group	6,078	Mixed	80.27	40.00 Cash / 40.27 Stock	5.9%	3.8%	16.5%
14-Nov-16	Harman International	Samsung	8,654	Cash	112.00		27.8%	32.6%	39.6%
02-Nov-16	Brocade FC SAN business	Broadcom Corp	5,834	Cash	12.75		13.4%	44.9%	36.9%
13-Sep-16	Intersil Corp	Renesas	2,820	Cash	22.50		13.9%	13.9%	47.5%
26-Jul-16	Linear Technology Corp	Analog Devices Inc	13,313	Mixed	60.00	46.00 Cash / 14.00 Stock	23.8%	24.1%	31.8%
15-Jun-16	QLogic Corp	Cavium Inc	988	Mixed	15.50	11.00 Cash / 4.50 Stock	13.4%	12.2%	16.5%
19-Jan-16	Atmel Corp	Microchip Technology Inc	3,364	Mixed	8.15	7.00 Cash / 1.15 Stock	nm	nm	nm
18-Nov-15	Fairchild Semiconductor Intl Inc	ON Semiconductor Corp	2,352	Cash	20.00		11.9%	12.9%	20.8%
21-Oct-15	SanDisk Corp	Western Digital Corp	18,393	Mixed	86.50	67.50 Cash / 19.00 Stock	15.0%	25.9%	63.5%
19-Oct-15	PMC-Sierra Inc	Microsemi Corp	2,354	Mixed	12.10	9.22 Cash / 2.88 Stock	18.2%	17.0%	93.3%
01-Jun-15	Altera Corp	Intel Corp	15,702	Cash	54.00		10.5%	14.0%	18.0%
28-May-15	Broadcom Corp	Avago Technologies Ltd	32,838	Mixed	54.50	27.25 Cash / 27.25 Stock	(4.6%)	15.1%	22.0%
02-Mar-15	Freescale Semiconductor Ltd	NXP Semiconductors NV	16,452	Mixed	36.14	6.25 Cash / 29.89 Stock	0.1%	0.4%	12.6%
01-Dec-14	Spansion Inc	Cypress Semiconductor Corp	1,829	Stock	26.04		11.4%	17.7%	26.6%
15-Oct-14	CSR	Qualcomm Inc	2,471	Cash	14.45		37.9%	26.3%	15.4%
20-Aug-14	International Rectifier Corp	Infineon Technologies AG	2,410	Cash	40.00		50.6%	57.1%	42.0%
09-Jun-14	Hittite Microwave Corp	Analog Devices Inc	2,018	Cash	78.00		28.8%	34.7%	38.2%
24-Feb-14	TriQuint Semiconductor Inc	RF Micro Devices Inc	1,625	Stock	9.73		5.4%	5.9%	13.0%
16-Dec-13	LSI Corp	Avago Technologies Ltd	5,938	Cash	11.15		41.0%	37.7%	35.6%
17-Oct-12	Cymer Inc	ASML Holding NV	2,433	Mixed	81.89	20.00 Cash / 61.89 Stock	71.2%	70.5%	43.6%
22-Jun-12	MStar Semiconductor Inc	MediaTek Inc	2,908	Mixed	7.23	0.03 Cash / 7.20 Stock	19.8%	21.6%	22.6%
12-Sep-11	NetLogic Microsystems Inc	Broadcom Corp	3,693	Cash	50.00		56.7%	67.3%	58.4%
04-Apr-11	National Semiconductor Corp	Texas Instruments Inc	6,543	Cash	25.00		75.7%	74.3%	61.2%
05-Jan-11	Atheros Communications Inc	Qualcomm Inc	2,934	Cash	45.00		2.3%	26.8%	31.1%
Mean Cash Transactions			**5,114**				**30.9%**	**36.9%**	**37.1%**
Mean Mixed Transactions			**9,912**				**18.1%**	**21.2%**	**35.8%**
Mean Stock Transactions			**1,727**				**8.4%**	**11.8%**	**19.8%**

UBS

Source: Company filings, Dealogic, FactSet as of 8-Dec-17

Note:

1 Mid-point of trading multiples valuation ranges (P/E, EV/EBITDA and EV/OpFCF)

18

Contact information

UBS
5 Broadgate
London, EC2M 2QS
Tel. +44-20 7567 8000

1285 Avenue Of The Americas
New York NY 10019
Tel. +1-212-649 8000

www.ubs.com

UBS

19